SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest event reported) April 10, 2000



                                 FORME CAPITAL, INC.

               (Exact Name of Registrant as Specified in its Charter)




               Delaware              33-19435              75-2233445

             (State of             (Commission         (IRS Employer
             Incorporation)        File Number)        Identification No.)


                      6959 Arapaho, Suite 122, Dallas, Texas 75248

                        (Address of Principal Executive Offices)




          Registrant's telephone number, including area code:(972) 386-8907

          ITEM 2.   Acquisition or Disposition of Assets

          Following Management's decision that due to the limited financial resources of Forme it cannot effectively pursue its art business, on April 10, 2000, Forme Capital, Inc. ("Forme") entered into an agreement whereby it sold its artwork and associated fixtures and equipment and all rights, title and interest to the name and website victorian-paintings.com and the whole of the issued and outstanding share capital of its non-trading subsidiary victorian-paintings.com, Inc. to Forme Art Investments, Inc. ("FAI") a company affiliated with its President, Daniel Wettreich. The consideration was $1,217,468 payable $756,585 in cash and $460,883 by the issuance to Forme by FAI of 460,883 10% preferred shares.

          The transaction was valued at the cost of these assets to Forme, all of which assets were acquired by Forme during the previous 18 months, such asset purchases being financed primarily by loans from affiliates. The cash consideration received by Forme was used to repay all outstanding indebtedness of Forme.

          ITEM 7.   Exhibits


               (10) Material Contracts

                    a) Purchase Agreement between  Forme Capital, Inc.  and
                     Forme Art Investments, Inc.



                                     SIGNATURES



          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FORME CAPITAL, INC.


                                   By:  /s/ Daniel Wettreich
                                        Daniel Wettreich
                                        President

          Dated:  April 10, 2000

                                       EXHIBIT

          Purchase Agreement between Forme Capital, Inc. and Forme Art Investments, Inc.

                                 PURCHASE AGREEMENT


          This Agreement is entered into this 10th day of April, 2000 by and between Forme Capital, Inc. a Delaware corporation located at 6959 Arapaho, Suite 122, Dallas, Texas (hereinafter "Forme" or the "Company") and Forme Art Investments, Inc. 6959 Arapaho, Suite 122, Dallas, Texas, a Texas corporation (hereinafter "FAI") for the purposes set out below:

               FAI is interested in acquiring artwork and related assets, more specifically described in Exhibit A (hereinafter "Artwork");

               FORME has artwork it is interested in selling on the terms and at the price set out below:

          NOW THEREFORE, all premises considered the parties agree as follows:


                                  I.  CONSIDERATION

          1.1 FAI agrees to transfer to FORME $1,217,468 payable as set out below for purchase of the Artwork.

          1.2 FORME agrees to execute a Bill of Sale for the transfer of all rights to the Artwork to FAI;


                                    II.  PAYMENT

          2.1  FAI will pay the $1,217,468  as follows:

               a. $756,585 in cash;
               b. the issuance  of 460,883  Preferred Shares,  said  shares having a yield of 10%, being non-convertible, non-assessable, non-voting and restricted in their transferability under the Securities Laws of the United States; and
               c. said shares shall have a  preference over all FAI  common and shall rank equal with all outstanding FAI preferred shares in the event of liquidation or like event.


                             III.  FORME REPRESENTATIONS

          3.1  FORME understands, represents and warrants as follows:

               a. that an investment in FAI is not liquid, not easily transferable or disposed of, and FORME acknowledges that FORME has no need for liquidity in this investment;

               b. that FAI, has made all documents pertaining to this investment available to FORME and, if FORME so requested to
          FORME's     attorney,    accountant     and/or     investment
          representative(s). FORME acknowledges that all information made available to FORME in connection with FORME's analysis and purchase of the Shares is, and shall remain, confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of FAI (except for any publicly filed documents);

               c. that it has had access to the extent it deems necessary to the books and records of FAI sufficient to permit it to evaluate the business of FAI and thereby evaluate the merits and risks associated with the purchase of FAI's Shares herein described;

               d. that it has had the opportunity to ask questions of, and receive written answers from, FAI concerning the terms and conditions of the offering and to obtain such information, to the extent FAI possesses the same or could acquire it without unreasonable effort or expense, as FORME deemed necessary to verify the accuracy of the information referred to hereinabove;

               e. that the Artwork is free from any encumbrances and is owned solely by FORME;

               f. that it has full right, title and authority to transfer the Artwork to FAI;

               g.  that it is acquiring unregistered Shares of FAI and will
          only resell  said Shares  in full  compliance  with   the  United
          States securities laws;

               h. that there are substantial restrictions on the transferability of the Shares and there will be no public market in the United States for Shares, and, accordingly, FORME will need to bear the economic risk of FORME's investment for an indefinite period of time and will not be readily able to liquidate this investment in case of an emergency;

               i. that the representations, warranties and covenants contained herein shall be binding upon FORME as well as upon its heirs, legal representatives, successors and assigns;

          and

               j. that the Shares will be acquired for its own account for investment, and not with a view towards the resale or distribution thereof, and it does not now have any reason to anticipate any change in its circumstances or other development which would cause it to sell its Shares.


                    IV.  FAI'S REPRESENTATIONS AND WARRANTIES

          4.1  FAI hereby represents, and warrants as follows:

               a. that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. FAI is not default or violation of any material terms or provision of its
                 Certificate of Incorporation, as amended, or By-Laws nor will the consummation of the transaction contemplated by this Agreement cause any such default or violation. FAI has all requisite corporate power and authority to enter into this Agreement to issue the Preferred Shares hereunder and to carry out and perform its obligations under the terms of this Agreement;

               b.that this Agreement is a valid and binding obligation  of
                 FAI, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies;

               c. that the  execution and  delivery of  this Agreement  and the consummation of the issuance of the Shares, and the consummation of the transactions contemplated by this Agreement by FAI do not and will not conflict with or result in a breach by FAI of any of the terms or provisions of, or constitute a default under, the Certificate of

                  Incorporation or by-laws of FAI, or
                  any material indenture, mortgage, deed of trust, or other material agreement or instrument to which FAI is a party or by which it or any of its properties or assets are bound or any existing applicable U.S. law, rule or regulation or any applicable decrees, judgment or order of any U.S. court, federal or state regulatory body, administrative agency or other U.S. governmental body having jurisdiction over FAI or any of its properties or assets, the conflict, breach, violation or default of or under which would have a material adverse effect on FAI's business or financial condition;


                                     V. CLOSING

          5.1 At closing FORME   agrees to provide a  Bill of Sale and  any
            other indications of ownership so that FAI may obtain physical possession of the Artwork;

          5.2 FAI agrees to provide $756,585 in cash and the 460,883 Preferred Shares registered in the name of FORME;

          5.3 Closing shall take place on April 10, 2000 at the offices of FAI or such other time and place as both parties shall agree.


                                  VI. MISCELLANEOUS

          6.1 Each of FORME and FAI agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorney's fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

          6.2 Except as expressly provided herein, this Agreement and the exhibits attached hereto contains the entire agreement between the parties with respect to the transactions contemplated hereunder and may be amended only by a writing executed by all of the parties hereto. This Agreement supersedes all prior arrangements or understandings with respect thereto, whether verbal or written. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, heirs and assigns.

          6.3 All notices or other communications to be given or made hereunder must be in writing and will be delivered personally, sent via internationally recognized courier company, or mailed, by registered or certified mail, return receipt requested, postage prepaid, to the undersigned, at the address set forth at the beginning of this Agreement.

          6.4  Arbitration.   Any controversy  or claim  arising out  of  or
            relating to this Agreement or any alleged breach thereof shall be settled by binding arbitration in the Law of Texas and judgment upon the award rendered by the arbitrator shall be final and may be entered into any court having jurisdiction in the Law of Texas (Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to bar any party hereto from seeking injunctive relief with respect to any controversy
            or claim arising  out of or relating  to this Agreement.)   The
            party desiring  arbitration shall serve  notice upon the  other
            party,  together   with  designation  of   the  first   party's
            representative.   If the person designated  by the first  party
            is acceptable to the second party as an arbitrator, the second party shall so notify the first party within ten days and such representative shall serve as the sole arbitrator; if not acceptable, the second party shall designate his or  its
            own representative  in a notice to  the first party within  the
            same 10-day period.   The two representative so named, if  such
            is the case, shall within 10 days thereafter appoint an arbitrator, and the arbitrator shall then proceed forthwith to
            hear and  unilaterally determine the matter.   If either  party
            fails, within the time allowed therefor, to appoint its representative, the representative named by the other party shall act as the sole arbitrator and unilaterally decide the
            matter.   If the two representatives  are unable to agree  upon
            an arbitrator within 10 days allowed therefor, either party may at any time apply to the presiding Judge of any court of competent jurisdiction for the appointment of an arbitrator,
            and  the  arbitrator  shall  proceed  forthwith  to  hear   and
            unilaterally  determine the  matter.   The arbitrator  selected
            shall  comply  with  the  rules  of  the  American  Arbitration
            Association as then in effect. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitation. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law in Texas.

          6.5 Jurisdiction and venue over any disputes shall be in the County of Dallas, State of Texas. All disputes shall be settled pursuant to the laws of the State of Texas notwithstanding principles of conflicts.


                                             FORME CAPITAL, INC.


                                             By:______________________
                                                  Daniel  Wettreich


                                             FORME ART INVESTMENTS, INC.


                                             By:______________________
                                                  Daniel  Wettreich